                                                                     EXHIBIT 8.4


                                ALSTON & BIRD LLP
                               One Atlantic Center
                           1201 West Peachtree Street
                           Atlanta, Georgia 30309-3424

                                  404-881-7000
                                Fax: 404-881-7777
                                 www.alston.com



                                December 23, 2002


IRT Property Company
200 Galleria Parkway
Suite 1400
Atlanta, Georgia 30339

         Re: Qualification of IRT Property Company as a Real Estate Investment Trust for Federal Income Tax Purposes

Ladies and Gentlemen:

         This opinion is given in our capacity as counsel to IRT Property Company (the "Company") in connection with the merger (the "Merger") of the Company with and into Equity One, Inc. ("Equity One"). This opinion is furnished to you pursuant to Section 6.3(e) of the Agreement and Plan of Merger, dated as of October 28, 2002, by and between the Company and Equity One (the "Merger Agreement"). Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in the Merger Agreement. The Company has requested that we provide an opinion with respect to the qualification of the Company as a real estate investment trust ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code").

         In the preparation of this opinion, we have examined such documents as we have deemed appropriate, including (but not limited to) (i) the Registration Statement on Form S-4 filed by Equity One with the Securities and Exchange Commission on December 11, 2002 (File No. 333-101776), covering shares of Equity One common stock to be issued in the Merger, together with any amendments to such Registration Statement (collectively, the Registration Statement and the combined proxy statement of Equity One and the Company and prospectus of Equity One are called the "Registration Statement"), (ii) the Company's Form 10-Q reports for each of the quarters ended March 31, 1997, through September 30, 2002, (iii) the Company's Form 10-K reports for the years ended December 31, 1997 through 2000, (iv) the Company's Form 10-K/A report for the year ended December 31, 2001, (v) the Company's Schedule 13G reports for the years ended December 31, 1997 through 2001, (vi) the amendments to the Company's Articles of Incorporation and Bylaws, (vii) the Company's U.S. federal income tax returns


Bank of America Plaza      90 Park Avenue            3201 Beechleaf Court,      601 Pennsylvania Avenue,
101 South Tryon Street,    New York, NY 10016        Suite 600                  N.W.
Suite 4000                 212-210-9400              Raleigh, NC 27604-1062     North Building, 10th Floor
Charlotte, NC 28280-4000   Fax: 212-210-9444         919-862-2200               Washington, DC 20004-2601
704-444-1000                                         Fax: 919-862-2260          202-756-3300
Fax: 704-444-1111                                                               Fax: 202-756-3333

December 23, 2002
Page 2


for the years ended December 31, 1997 through 2001 (including tax work papers and schedules providing supporting detail for asset and income tests) and certain other tax filings; (viii) corporate minute books for the Company and its subsidiaries (including meetings of Board of Directors and Committees of Board of Directors); (ix) the Company's Stock Option Summary as of April 30, 2002 and as of September 30, 2002; (x) I.R.S. Form 8875 "Taxable REIT Subsidiary Election" for certain subsidiaries of the Company; (xi) Agreement of Limited Partnership of IRT Partners, L.P. and First Amendment thereto; (xii) the Company's Annual Reports to Stockholders for the years 1997 through 2001; (xiii) the Company's Prospectus for its Dividend Reinvestment Plan; (xiv) the Company's form of Incentive Stock Option Agreement; (xv) the Company's form of Directors' Non-Qualified Stock Option Agreement; (xvi) the Company's 1998 Long-Term Incentive Plan; (xvii) the Company's Prospectus for 300,000 shares of common stock to be issued under its 2000 Employee Stock Purchase Plan; (xviii) the Company's Restricted Stock Award Agreements; (xix) joint venture and co-development agreements, to which the Company or any of its subsidiaries is a party; (xx) demand letters sent by the Company to shareholders meeting certain requisite percentage of ownership, as provided for in Treasury Regulation
Section 1.857-8(d), for the years 1997 through 2001; (xxi) the Company's corporate structure chart showing all subsidiaries and affiliated partnerships with ownership percentages; (xxii) with respect to various real estate properties, pledge agreements, construction loan agreements, promissory notes and mortgage and security agreements, to which the Company or any of its subsidiaries is a party; and (xxiii) certain Company prepared memoranda and other documents regarding compliance with various REIT qualification requirements.

         In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies or facsimile copies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms.

         We also have obtained such additional information and representations as we have deemed relevant and necessary through consultation with officers of the Company, including representations to us in an officer's certificate (the "Certificate"). We have assumed, with your consent, that the representations set forth in the Certificate are true, accurate, and complete as of the date hereof, and we have not attempted to verify such representations independently.

         Except as specifically otherwise identified, we are opining herein with respect to only the federal income tax laws of the United States and we express no opinion with respect to other federal laws or the laws of any other jurisdiction.


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December 23, 2002
Page 3


         Based upon and subject to the foregoing, we are of the opinion that:

                  The Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for its taxable years ended December 31, 1997 through 2001, and the Company is in a position to continue its qualification and taxation as a REIT within the definition of Section 856(a) of the Code for the taxable year that will end December 31, 2002, and for subsequent years. With respect to 2002 and subsequent years, we note that the Company's status as a REIT at any time during such year is dependent, among other things, upon the Company meeting the requirements of Sections 856 through 860 of the Code throughout such year and for the year as a whole. Because the Company's satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, it is not possible to assure that the Company will satisfy the requirements to be a REIT during such taxable years. Notwithstanding the foregoing, nothing has come to our attention that would indicate the Company will not be able to satisfy such requirements for the taxable year that will end December 31, 2002, or subsequent years.

         The opinion expressed herein is given as of the date hereof and is based upon the Code, the U.S. Treasury regulations promulgated thereunder, current administrative positions of the U.S. Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinion rendered herein. Also, in the preparation of our opinion, we have discussed the content of such opinion with the Company's outside accounting and tax advisors and none of them have identified any matter that would make the opinion expressed herein untrue. In addition, as noted below, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations that have been made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information is, or later becomes, inaccurate or if any of the representations made to us is, or later becomes, inaccurate. After reasonable inquiry, however, we are not aware of any facts or circumstances contrary to or inconsistent with the information, assumptions, and representations upon which we have relied for purposes of this opinion. Where the factual representations in the Certificate involve terms defined in the Code and the Treasury Regulations, we have explained such terms to the Company's representative and are satisfied that such representative understands such terms and is capable of making such factual representations. Finally, our opinion is limited to the tax matters specifically covered herein, and we have not been asked to address, nor have we addressed, any other tax consequences to the Company or any other person.
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December 23, 2002
Page 3



         This opinion is being provided solely for the benefit of the Company and the stockholders of the Company for purposes of the transaction contemplated by the Merger Agreement, and neither the Company nor any other person may rely on this opinion for any other reason (except, that Greenberg Traurig, P.A. may rely on this opinion for purposes of rendering their opinion regarding the federal income tax treatment of the Merger). No opinions other than those expressly contained herein may be inferred or implied. We have no obligation to update this opinion.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references made to us under the headings "Legal Matters" and "Material Federal Income Tax Consequences of the Merger" in the Registration Statement. In giving that consent, we do not admit that we are an "expert" under the Securities Act of 1933.

                                           Very truly yours,

                                           ALSTON & BIRD LLP



                                           By:      /s/ Pinney L. Allen
                                                  ---------------------------
                                                  Pinney L. Allen, Partner